Exhibit (16)

                                POWER OF ATTORNEY

     I, Kai R. Sotorp, as President of UBS Index Trust, UBS Investment Trust, UBS Money Series, UBS Series Trust, UBS PACE Select Advisors Trust, UBS Managed Municipal Trust and UBS Municipal Money Market Series (each a "Trust"), hereby constitute and appoint Joseph Allessie, Mark F. Kemper, Eric Sanders, Keith A. Weller, Jack W. Murphy, Stephen H. Bier and Elise M. Dolan, and each of them singly, my true and lawful attorneys, with full power to sign for me, in my name and in my capacity as President of each Trust, any amendments to the current registration statement of the Trust on Form N-1A (as filed with the Securities and Exchange Commission) and all instruments necessary or desirable in connection therewith, and hereby ratify and confirm my signature as it may be signed by said attorneys to these amendments and other instruments.

        Signature                       Title                       Date
        ---------                       -----                       ----

/s/ Kai R. Sotorp
---------------------------           President              September 25, 2006
Kai R. Sotorp